EXHIBIT (h)(2)

                                   Appendix A


As of November 1, 1999, this Appendix A forms a part of the Transfer Agency and Service Agreement dated as of July 19, 1995, as amended (the "Agreement"), between Investors Bank & Trust Company and The DLB Fund Group. As of November 1, 1999, this Appendix A supercedes any previous versions of said Appendix.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Growth Fund
The DLB Micro Capitalization Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund








                                     THE DLB FUND GROUP


                                     By:___________________________
                                     Name:
                                     Title:


                                     INVESTORS BANK & TRUST COMPANY


                                     By:___________________________
                                     Name:
                                     Title: